Exhibit 10.21

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is entered into as of September 29, 2009 by and among LocatePlus Holdings Corp., a Delaware corporation ( “LP”), Employment Screening Profiles, Inc., a Florida corporation ( “ESP”), Derrick A. Spatorico, (the “Shareholder”), and. Geoffrey T. Chalmers, Esq. (in his capacity as escrow agent, the “Escrow Agent”).

RECITALS

A. Pursuant to the provisions of that certain Purchase and Sale Agreement dated as of September 20, 2009  (the “Purchase and Sale Agreement”), among LP and ESP, and the Shareholder, LP will purchase from the Shareholder all of the outstanding capital stock of the ESP (1,000 no-par shares) (the “ESP Shares”) and the consideration therefor will be in the form of 9,000,000 shares of Common Stock of LP (the “LP Shares”) at a price of $0.1944.

B. Under the terms of the Agreement, the ESP Shares and the  LP Shares, ( collectively, the “Escrow Corpus”) are to be deposited in escrow  with the Escrow Agent.

C. The Agreement provides that the Escrow Agent shall hold and administer the Escrow Corpus in accordance with the terms of this Escrow Agreement and the Purchase and Sale Agreement.

D. The execution and delivery of this Escrow Agreement is a condition of closing  under the Purchase and Sale Agreement.

ESCROW TERMS

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties agree as follows.

1.	Delivery of Escrowed Shares

The ESP Shares, plus Instruments of Transfer to LP as described in the Purchase and Sale Agreement,  will be delivered to the Escrow Agent at a closing which is anticipated to occur on or about October 1, 2009

a.	Not later than September 1, 2010 LP shall deposit the LP Shares in escrow with the Escrow Agent. 1

b.	The Escrow Corpus will be held and administered in accordance with the terms and conditions of this Escrow Agreement and the Purchase and Sale Agreement.

2.	Administration

a.
The Escrow Agent shall hold and safeguard the Escrow Corpus, until the Termination Date (as defined below), and shall administer, hold and dispose of such Escrow Corpus only in accordance with the terms of this Escrow Agreement and the Purchase and Sale Agreement.

3.	Distribution of Shares from the Escrow Corpus

a.	The LP Shares shall be deposited into escrow2 and the Escrow Agent shall have no right to transfer it except pursuant to the provisions of this Escrow Agreement and the Purchase and Sale Agreement.

b.
The ESP Shares shall remain in Escrow until all the LP Shares have been fully issued to the Shareholder at which time the certificates for the ESP Shares, together with the Instruments of Transfer,  shall be delivered to LP.

c.
Subject to the terms and conditions of the Purchase and Sale Agreement and of this Escrow Agreement, the Escrow Agent shall have the obligation to deliver all the LP Shares then in escrow to the Shareholder no later than September 1, 2011.

d.
The Shareholder shall have the right at any time after September 1, 2010, but not before, to withdraw, at his option, up to four million five hundred thousand (4,500,000) of the LP Shares upon notice to the Escrow Agent and to LP..

e.
LP and the Shareholder acknowledge that under the Purchase and sale Agreement LP has an obligation to pay an escrow fee to the Shareholder on a quarterly basis.  LP and the Shareholder also acknowledge that under and subject to the terms of the Purchase and Sale Agreement,  the Shareholder has the right to demand to have the ESP shares re-delivered to him in the event LP fails to make a payment of the escrow fee or upon other specified conditions specified in the Purchase and Sale Agreement.

f.
In the event that the Shareholder notifies the Escrow Agent, in writing with a copy to LP that LP is in breach of the Purchase and sale Agreement due to failure to make a timely payment and that the Shareholder demands re-delivery of the ESP shares, LP will have 30 days to contest that demand in writing or file for arbitration. Failing either of these events, the Escrow Agent will thereafter return  the ESP Shares plus any instruments of transfer to the Shareholder in such form as he may designate.

g.
This Escrow Agreement and all obligations of the Escrow Agent under it shall terminate upon the date of final delivery of the Escrow Corpus to the appropriate party or parties in accordance with the terms of this Escrow Agreement and the Purchase and Sale Agreement (the “Termination Date”).

4.	Provisions Regarding the Escrow Agent

a.	Liability of the Escrow Agent

i.
In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any liability for (i) any act or failure to act made or omitted in good faith or (ii) any action taken or omitted in reliance on any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall, in good faith, believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority, provided that the Escrow Agent believed, in good faith, that such forgeries, fraud, or impersonations were genuine and acted without gross negligence or willful misconduct. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith and in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

b.	Fees and Expenses

i.
LP agrees shall pay the Escrow Agent, as compensation for its services hereunder: (a) a $1,000 non-refundable start-up fee, payable upon the Escrow Agent’s execution of this Agreement; and (b) an annual renewal fee of $ 1,000 payable on each anniversary date of this Agreement.

c.	Controversies

i.
If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy. The Escrow Agent is authorized to deposit with the arbitrator or any court of competent jurisdiction, as applicable, all documents and funds held in escrow. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

d.	Indemnification of the Escrow Agent

i.
The LP and the Shareholder agree, jointly and severally, to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages and liabilities, including reasonable costs of investigation, attorneys’ fees, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, liability, claim or expense shall have been determined by a court of competent jurisdiction to be a result of the Escrow Agent’s gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action. The obligations to indemnify the Escrow Agent under this section shall survive termination of this Agreement.

e.	Resignation of the Escrow Agent

i.
The Escrow Agent may resign at any time upon giving at least thirty (30) days’ written notice to the parties; provided, however that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: LP and the Shareholder shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the LP and the Shareholder fail to agree on a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the Commonwealth of Massachusetts, which successor escrow agent shall be reasonably acceptable to the LP and the Shareholder. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon the effective appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

5.	General

a.	Assignment

i.
The Shareholder may assign any of his rights or obligations hereunder. LP may not assign any of its rights or obligations hereunder without the prior written consent of the Shareholder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

b.	Entire Agreement

i.
This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated by this Escrow Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, oral or written, are merged into this Agreement.

c.	Modification and Waiver

i.
Neither this Agreement nor any of its provisions may be modified, amended, discharged or terminated except in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such writing. No failure of a party to insist upon strict performance by the other party of any of the terms and conditions of this Agreement shall constitute or be deemed to be a waiver of any such term or condition, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon strict performance by the other party of any and all of the terms and conditions of this Agreement. Any party may, in its sole and absolute discretion, waive, only in writing, any condition set forth in this Agreement to such party’s obligations under this Agreement which is for the sole benefit of the waiving party, in which event the non-waiving party or parties shall be obligated to close the transaction upon all of the remaining terms and conditions of this Agreement.

d.	Notices

i.
Any notice required or permitted under this Agreement shall be in writing, and shall be delivered personally or sent by first class certified mail, or by air courier, postage or other charges prepaid, to the parties at the following addresses:

to the Escrow Agent:

Geoffrey T. Chalmers, Esq.
33 Broad Street, Suite 1100
Boston, MA 02109
(617) 227-3709 (fax)

to the Shareholder:

Derrick A. Spatorico
47 Vineyard Hill
Fairport, New York 14450
(____)  ____________  (fax)

to LP:

LocatePLUS Holdings Corporation
100 Cummings Center #235M
Beverly, MA 01915
Att: Geoffrey Lee, CEO
(978) 524-8887 (fax)

or to such other address or addresses as the parties may from time to time specify in writing. Notice shall be provided by air courier and shall be deemed effective upon the earlier of actual delivery to the recipient or six days after the date on which such notice was delivered to the courier service. If notice is sent in any manner other than as provided by this Section 5.4, notice shall be deemed received when actually received by the party to whom the notice was delivered.

6.	Governing Law; Severability

a.
This Agreement shall be governed for all purposes by the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be wholly performed in Massachusetts. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained in this Agreement and any present or future statute or law, ordinance or regulation or judicial ruling or governmental decision with the force of law contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of the Agreement which is affected shall be limited only to the extent necessary to bring it within the requirements of such law, ruling or decision without invalidating or affecting the remaining provisions of the Agreement.

7.	Counterparts

a.	This Agreement may be executed in counterparts, each of which shall be an original, but such documents shall constitute one and the same document.

8.	Contract Interpretation

a.
The parties acknowledge that they have caused this Agreement to be reviewed and approved by legal counsel of their own choice. This Agreement has been specifically negotiated, and any presumption that an ambiguity contained in this Agreement shall be construed against the party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

9.	Other Parties

a.
Nothing contained in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any term or condition contained in this Agreement.

10.	Incorporation by Reference

a.	All attached exhibits are incorporated as terms of this Agreement by this reference.

11.	Cooperation

a.
Each party will, at the reasonable request of any other party, from time to time execute and deliver such other assignments, transfers, conveyances, and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions contemplated hereby.

12.	Defined Terms

a.	Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

13.	No Conflict

a.	In the event of any conflict between the terms of this Agreement and the Agreement, the terms of this Escrow Agreement shall prevail.

14.	Arbitration

a.
All disputes between the Shareholder and/or the LP, on the one hand, the Escrow Agent on the other hand, relating to the payment of the Escrow Funds and/or the Escrow Agent’s rights, obligations, and liabilities arising from or related to this Agreement shall be resolved by mandatory binding expedited arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect as of the date the request for arbitration is filed (the “Rules”) before a single, neutral arbitrator, selected in accordance with the Rules. Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration shall be held in Boston, Massachusetts (such site being herein referred to as the “Forum”). The LP, the Shareholder, and the Escrow Agent each agree that it will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision. Each of the parties hereto submits to the non-exclusive personal jurisdiction of the courts of the Forum as an appropriate place for compelling arbitration or giving legal confirmation of any arbitration award, and irrevocably waives any objection which it may now or hereafter have to the venue of any such enforcement proceeding brought in any of said courts and any claim of inconvenient forum. Each of the parties agrees that service of process for all arbitration proceedings may be made in accordance with the Rules and shall be deemed effective as provided therein. Any claim or action of any kind (including, but not limited to, any claims for breach of contract), against the Escrow Agent arising out of or connected with this Agreement shall be barred and waived unless asserted by the commencement of an arbitration proceeding within 180 days after the accrual of the action or claim,. This limitation shall also apply to claims, which might otherwise be asserted against the Escrow Agent as a “set-off,” credit, cross-complaint, or defense. This section and the forgoing limitation shall survive termination of this Agreement.

15.	Filings and Resolution
a.
Concurrently with its execution and delivery of this Agreement, LP shall deliver to the Escrow Agent (a) a copy of its articles of incorporation, (b) corporate resolutions, signed by its corporate secretary, authorizing it to enter this Agreement, and (c) a completed Certificate of Authority.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

LocatePlus Holdings Corporation

_____________________________
By:    Geoffrey Lee
Title: Interim Chief Executive Officer

Employment Screening Profiles, Inc.
dbaTruBackgrounds

____________________________
By:           Derrick A. Spatorico
Title:        President & CEO

Shareholder

_____________________________
By:           Derrick A. Spatorico